UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2012 (September 28, 2012)

PDC Energy, Inc.

(Exact name of registrant as specified in its charter)

Nevada	0-7246	95-2636730
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1775 Sherman Street, Suite 3000 Denver, CO	80203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 303-860-5800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Purchase Agreement

On September 28, 2012, PDC Energy, Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with J.P. Morgan Securities LLC, as representative of certain purchasers (the “Purchasers”), in which the Company agreed to issue and sell to the Purchasers $500 million aggregate principal amount of the Company’s 7.75% Senior Notes due 2022 (the “Senior Notes”).

The offering of the Senior Notes was made only to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons outside the United States in compliance with Regulation S under the Securities Act. The Senior Notes were not registered under the Securities Act or the securities laws of any other jurisdiction.

In the Purchase Agreement, the Company made customary representations and warranties and agreed to indemnify the Purchasers against various potential liabilities, including certain liabilities with respect to the Company’s offering memorandum relating to the Senior Notes. The closing of the sale of the Senior Notes occurred on October 3, 2012.

The description above does not purport to be complete and is qualified in its entirety by the Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Registration Rights Agreement

In connection with the issuance of the Senior Notes, the Company entered into a Registration Rights Agreement, dated October 3, 2012, by and between the Company and the J.P. Morgan Securities LLC as representative of the Purchasers (the “Registration Rights Agreement”), which provides the holders of the Senior Notes certain rights relating to the registration of the Senior Notes under the Securities Act. Pursuant to the Registration Rights Agreement, the Company agreed to conduct a registered exchange offer for the Senior Notes and in certain circumstances to file and cause to become effective a shelf registration statement providing for the resale of the Senior Notes. If the Company fails to comply with certain obligations under the Registration Rights Agreement, it will be required to pay liquidated damages in the form of additional interest to holders of the Senior Notes.

The description above does not purport to be complete and is qualified in its entirety by the Registration Rights Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Indenture

Also in connection with the issuance of the Senior Notes, the Company entered into the indenture described in Item 2.03 below. The information in Item 2.03 below is incorporated herein by reference. The description does not purport to be complete and is qualified in its entirety by the Indenture, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 1.02 Termination of a Material Definitive Agreement

Concurrently with the issuance of the Senior Notes, the Company irrevocably deposited with the trustee under the indenture (the “Existing Indenture”) governing its existing 12% senior notes due 2018 (the “Existing Notes”) $225 million to fund the redemption of the Existing Notes in accordance with the Existing Indenture, thus effecting a satisfaction and discharge of that indenture. At the closing of the issuance of the Senior Notes, the Company issued an irrevocable notice of redemption to call the Existing Notes.

Item 2.03 Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The Senior Notes were issued pursuant to an indenture entered into on October 3, 2012 (the “Indenture”) with U.S. Bank National Association, as trustee (the “Trustee”). The terms of the Senior Notes are governed by the Indenture, which contains covenants that, among other things, limit the Company’s ability to incur additional debt, pay dividends on or make other distributions on stock, purchase or redeem stock or subordinated indebtedness, make investments, create liens, enter into transactions with affiliates, sell assets and merge with or into other companies or transfer substantially all of its assets. The Indenture also contains customary events of default. Indebtedness under the Senior Notes may be accelerated in certain circumstances upon an event of default as set forth in the Indenture.

The Company will pay interest on the Senior Notes on April 15 and October 15 of each year, beginning April 15, 2013. The Senior Notes will mature on October 15, 2022.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of October 3, 2012, by and between PDC Energy, Inc. and U.S. Bank Trust National Association, as Trustee, relating to the 7.75% Senior Notes due 2022.

10.1	Purchase Agreement, dated as of September 28, 2012, by and between PDC Energy, Inc. and J.P. Morgan Securities LLC, as representative of the purchasers named therein, relating to the 7.75% Senior Notes due 2022.

10.2	Registration Rights Agreement, dated as of October 3, 2012, by and between PDC Energy, Inc. and J.P. Morgan Securities LLC, as representative of certain purchasers, relating to the 7.75% Senior Notes due 2022.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 3, 2012

PDC ENERGY, INC.

By:	/s/ Daniel W. Amidon

Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated as of October 3, 2012, by and between PDC Energy, Inc. and U.S. Bank Trust National Association, as Trustee, relating to the 7.75% Senior Notes due 2022.

10.1	Purchase Agreement, dated as of September 28, 2012, by and between PDC Energy, Inc. and J.P. Morgan Securities LLC, as representative of the purchasers named therein, relating to the 7.75% Senior Notes due 2022.

10.2	Registration Rights Agreement, dated as of October 3, 2012, by and between PDC Energy, Inc. and J.P. Morgan Securities LLC, as representative of certain purchasers, relating to the 7.75% Senior Notes due 2022.